UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2011

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2011, the Compensation Committee of the Board of Directors (the "Board of Directors") of Western Digital Corporation (the "Company") approved new forms of award agreement under the Company’s 2004 Performance Incentive Plan (the "2004 Plan") applicable to "officers" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The Company’s previous forms of award agreement applicable to officers provided for accelerated vesting of the awards upon a "change in control event" of the Company within the meaning of the 2004 Plan. The new forms approved by the Compensation Committee provide, in general and in relevant part, for accelerated vesting of the awards only if there is both (1) a change in control event, and (2) the awards are to be terminated in connection with the change in control event or, within one year after the change in control event, the officer’s employment is terminated by the Company without "cause" or by the officer for "good reason." The foregoing summary of the new forms of award agreement is qualified in its entirety by reference to the text of the new forms, which the Company anticipates filing as Exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2011.

On September 15, 2011, Peter D. Behrendt advised the Board of Directors that, consistent with the Company’s retirement policy for directors, he intends to retire from the Board of Directors and not seek re-election when his term expires at the Company’s upcoming 2011 Annual Meeting of Stockholders. Mr. Behrendt, age 72, has served on the Company’s Board of Directors since 1994.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

September 19, 2011	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary